UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2010

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Not Applicable	033-80655	06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT	06382
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 862-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 23, 2010, the Mohegan Tribal Gaming Authority (the “Authority”) announced certain changes to its senior executive management structure effective January 1, 2011. Mitchell Grossinger Etess, age 52 and President and Chief Executive Officer of the Authority and Mohegan Sun, will be ceding day-to-day responsibilities of Mohegan Sun to Jeffrey E. Hartmann, age 49, who will become President and Chief Executive Officer of Mohegan Sun. Mr. Hartmann is currently the Executive Vice President and Chief Operating Officer of the Authority and Mohegan Sun. Mr. Etess will continue as the President and Chief Executive Officer of the Authority. Raymond Pineault, age 44, will become Executive Vice President and Chief Operating Officer of Mohegan Sun to replace Mr. Hartmann. Mr. Pineault is currently Senior Vice President of Casino Operations for Mohegan Sun.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: November 30, 2010	By:	/s/ Bruce S. Bozsum
Bruce S. Bozsum
Chairman, Management Board